UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report September 7, 2004

M (2003) PLC
(Exact name of registrant as specified in its charter)

England and Wales	33-12430	xxx

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

New Century Park, PO Box 53,
Coventry, CV3 1HJ

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Item No.    2.02

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 7, 2004	M (2003) PLC

	By:	/s/ R A Robinson Name: R A Robinson Title: Director

Registration No. 3846429

M (2003) plc

Report and Financial Statements
for the year ended 31 March 2004

Contents

1	Directors’ report
3	Statement of directors’ responsibilities
4	Independent auditors’ report to the members of M (2003) plc
5	Consolidated profit and loss account
6	Balance sheets
7	Consolidated cash flow statement
7	Reconciliation of net cash flow to movements in net monetary funds
8	Consolidated statement of total recognised gains and losses
8	Reconciliation of movements in equity shareholders’ interests
9	Notes to the accounts
32	Notice of meeting

Directors’ report

The directors present their report and the financial statements of the Company for the year ended 31 March 2004.

1   Name

The name of the Company changed from Marconi plc to M (2003) plc on 21 October 2003.

2   Activities and prospects

In respect of the period from 1 April 2003 until 19 May 2003, the Company was the ultimate holding company for the Marconi Group; which designs and supplies telecommunications equipment and provides related services.

The Company ceased to be the ultimate holding company of the Marconi Group on 19 May 2003 when the schemes of arrangement of Marconi Corporation plc and the Company, pursuant to Section 425 of the Companies Act 1985, became effective. Trading in the Company’s shares on the London Stock Exchange ceased on 16 May 2003 and the Company’s shares were subsequently delisted.

Since 19 May 2003, neither the Company nor its remaining subsidiaries have operated or controlled any business activities.

Pursuant to the Company’s scheme of arrangement (the Scheme), the remaining assets of the Company will be distributed over time to its creditors, following which it is intended that the Company will be liquidated or dissolved. There will be no circumstances in which any value will be returned to shareholders under the terms of the Scheme.

This report and the financial statements are being produced and distributed to shareholders to comply with the requirements of the Companies Act 1985, which continue to apply irrespective of the Scheme.

3   Results and dividends

The profit on ordinary activities after taxation during the year was £2,555 million (2003: loss £801 million). Under the terms of the Scheme, no dividend is payable. An exceptional profit on the disposal of businesses of £2,582 million resulted from the Scheme.

4   Directors and Scheme supervisors

The membership of the Board during the year was:

Mr M K Atkinson	(resigned 19 May 2003)
Mr D C Bonham	(resigned 19 May 2003)
Mr J F Devaney	(resigned 19 May 2003)
Mr M J Donovan	(resigned 4 August 2003)
Mr C C Holden	(resigned 25 September 2003)
Mr W K Koepf	(resigned 19 May 2003)
Mr M W J Parton	(resigned 4 August 2003)
Mr R A Robinson	(appointed 25 September 2003)
Mr C J Shaw	(appointed 4 August 2003)
Mr J J White	(appointed 4 August 2003)

On 19 May 2003, Mr R Heis and Mr P W Wallace, both of KPMG LLP, 8 Salisbury Square, London EC4Y 8BB, were appointed initial supervisors pursuant to the Scheme.

Directors’ report continued

5   Directors’ interests

The interests of the directors in the share capital of the Company are shown below.

Ordinary shares:

Director	On appointment	Acquired	Disposed	At 31 March 2004
R A Robinson	11,442	nil	nil	11,442
C J Shaw	nil	nil	nil	nil
J J White	nil	nil	nil	nil

R A Robinson had the following interests in share options as a result of his previous employment within the Marconi Group, there are no circumstances under which any value will be attributable to these share options:

Plan	On appointment	Granted	Exercised	Lapsed	At 31 March 2004
The Marconi Launch Plan	1,000	nil	nil	nil	1,000
The Marconi Long Term Incentive Plan	15,164	nil	nil	nil	15,164

Total	16,164	nil	nil	nil	16,164

6   Payment of creditors

In its previous role as the ultimate holding company of the Marconi Group, the Company had no revenue and no trade creditors. It is not, therefore, possible to provide statistics for the Company as required by the Companies Act 1985.

7   Employees

Since 19 May 2003 the Company has had no employees.

From 1 April 2003 until 19 May 2003, individual employees and their representatives were kept informed of current business issues through briefing groups, training seminars and professional networks as well as through more formal consultative procedures.

Full and fair consideration was given to applications for employment from people with disabilities having regard to their aptitudes and abilities; special arrangements were made to support the continued employment of those who became disabled. Wherever practical, access, facilities and training programmes were made available allowing people with disabilities to participate at work to the best of their ability.

8   Annual General Meeting

Notice of the 2004 Annual General Meeting is given on page 32.

9   Auditors

In accordance with Section 384 of the Companies Act 1985, a resolution for the reappointment of Deloitte & Touche LLP as auditors of the Company is to be proposed at the forthcoming Annual General Meeting.

By Order of the Board

K D Smith
Company Secretary

Registered Office:
8 Salisbury Square
London EC4Y 8BB

30 July 2004

Statement of directors’ responsibilities

United Kingdom company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company as at the end of the financial year and of the profit or loss of the Company for that period. In preparing those financial statements, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent;

•	state whether applicable accounting standards have been followed; and

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Independent auditors’ report to the members of M (2003) plc

We have audited the financial statements of M (2003) plc for the year ended 31 March 2004 which comprise the profit and loss account, the balance sheets, the cash flow statement, the statement of total recognised gains and losses, the reconciliation of movements in shareholders’ interests, the statement of accounting policies, the reconciliation of net cash flow movements in net monetary funds and the related notes 1 to 26. These financial statements have been prepared under the accounting policies set out therein.

This report is made solely to the Company’s members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the Company’s members those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

As described in the Statement of directors’ responsibilities, the Company’s directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. They are also responsible for the preparation of the other information contained in the annual report. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards.

We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements have been properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the directors’ report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and transactions with the Company and other members of the Group is not disclosed.

We read the directors’ report and the other information contained in the annual report for the above year as described in the contents section and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the Company and the Group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion:

•	the financial statements give a true and fair view of the state of affairs of the Company and the Group as at 31 March 2004 and of the profit of the Group for the year then ended; and

•	the financial statements have been properly prepared in accordance with the Companies Act 1985.

Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
Birmingham

30 July 2004

Consolidated profit and loss account
For the year ended 31 March

		2004	2003
	Note	£ million	£ million
Turnover
Group — Discontinued operations	3	168	2,002

Operating loss
Group operating loss — Discontinued operations
Excluding goodwill amortisation and exceptional items		(38)	(308)
Goodwill amortisation		(13)	(104)
Operating exceptional items	5a	(2)	(326)

	4	(53)	(738)

Share of operating loss of joint ventures
Excluding goodwill amortisation and exceptional items		—	(8)
Operating exceptional items	5a	—	(32)

		—	(40)

		(53)	(778)

Group and joint venture operating loss before goodwill amortisation and exceptional items	3	(38)	(316)

Share of operating loss of associates
Excluding goodwill amortisation and exceptional items		—	(27)
Goodwill amortisation		—	(10)
Goodwill impairment		—	(27)
Operating exceptional items	5b	—	(25)

		—	(89)

Total operating loss — Discontinued operations	3	(53)	(867)

Non-operating exceptional items — Discontinued operations
Gain/(loss) on disposal of businesses	5c	2,582	(5)
Gain on disposal of fixed assets and investments	5c	—	26
Merger/demerger items	5c	—	123
Group share of associates’ non-operating exceptional items	5c	—	(3)

		2,582	141
Amounts written off investments	5d	—	(40)
Net interest receivable/(payable)	6	6	(214)
Net finance income/(expenditure)	7	21	(6)
Profit/(loss) on ordinary activities before taxation
Excluding goodwill amortisation and exceptional items		(11)	(563)
Goodwill amortisation and exceptional items		2,567	(423)

	3	2,556	(986)
Tax (charge)/credit on profit/(loss) on ordinary activities
Excluding tax on goodwill amortisation and exceptional items		(1)	107
Tax on goodwill amortisation and exceptional items		—	78

	8a	(1)	185
Profit/(loss) on ordinary activities after taxation		2,555	(801)
Equity minority interests	9	—	(1)

Profit/(loss) on ordinary activities attributable to the equity shareholders and retained profit/(loss) for the financial year		2,555	(802)

Balance sheets
As at 31 March

		Group		Company
		2004	2003	2004	2003
	Note	£ million	£ million	£ million	£ million
Fixed assets
Goodwill	12	—	597	—	—
Tangible assets	13	—	243	—	—
Investments:	14
Joint ventures
Share of gross assets		—	17	—	—
Share of gross liabilities		—	(14)	—	—

		—	3	—	—
Associates		—	44	—	—
Other investments		—	16	—	—
Shares in Group companies		—	—	—	7

		—	63	—	7

		—	903	—	7

Current assets
Stocks and contracts in progress	15	—	234	—	—
Debtors: amounts falling due within one year	16	—	581	—	—
Debtors: amounts falling due after more than one year	16	—	32	—	—
Cash at bank and in hand	17	9	1,161	9	3

		9	2,008	9	3

Creditors: amounts falling due within one year	18	—	(4,743)	—	(163)

Net current assets/(liabilities)		9	(2,735)	9	(160)

Total assets less current liabilities		—	(1,832)	—	(153)
Creditors: amounts falling due after more than one year	18	—	(46)	—	—
Provisions for liabilities and charges	20	(9)	(309)	(9)	(9)

Net (liabilities)/assets before retirement benefit surpluses and deficits		—	(2,187)	—	(162)
Retirement benefit scheme deficits	25	—	(353)	—	—

Net (liabilities)/assets after retirement benefit surpluses and deficits		—	(2,540)	—	(162)

Capital and reserves
Called up share capital	21	140	140	140	140
Share premium account	21	506	506	506	506
Capital reserve	21	—	375	—	—
Profit and loss account	21	(646)	(3,564)	(646)	(808)

Equity shareholders’ interests		—	(2,543)	—	(162)
Equity minority interests		—	3	—	—

		—	(2,540)	—	(162)

These accounts were approved by the Board of Directors on 30 July 2004

Signed on behalf of the Board of Directors

R A Robinson
Director

Consolidated cash flow statement
For the year ended 31 March

		2004	2003
	Note	£ million	£ million
Net cash inflow from operating activities before exceptional items	22a	39	8
Exceptional cash flows from operating activities	5e	(55)	(343)

Net cash outflow from operating activities after exceptional items
Discontinued operations		(16)	(335)
Returns on investments and servicing of finance	22b	3	(136)
Tax (paid)/repaid	22c	(1)	31
Capital expenditure and financial investment	22d	(5)	(30)
Acquisitions and disposals	22e	(568)	433

Cash outflow before use of liquid resources and financing		(587)	(37)

Net cash inflow/(outflow) from management of liquid resources	22f	14	(161)
Cash element of scheme consideration		(333)	—
Net cash outflow from financing	22g	(1)	(64)

Decrease in cash and net bank balances repayable on demand		(907)	(262)

Reconciliation of net cash flow to movements in net monetary funds
For the year ended 31 March

		2004	2003
	Note	£ million	£ million
Decrease in cash and net bank balances repayable on demand		(907)	(262)
Net cash (inflow)/outflow from management of liquid resources		(14)	161
Net cash outflow from changes in debt and lease financing		1	64

Change in net monetary debt resulting from cash flows		(920)	(37)

Net funds/(debt) disposed/(acquired) with subsidiaries		(173)	24
Other non-cash changes		3,918	(84)
Effect of foreign exchange rate changes		10	136

Movement in net monetary debt in the year		2,835	39

Net monetary debt at 1 April	23	(2,826)	(2,865)

Net monetary debt at the end of the year	23	9	(2,826)

Consolidated statement of total recognised gains and losses
For the year ended 31 March

	2004	2003
	£ million	£ million
Profit/(loss) on ordinary activities attributable to the shareholders
Group	2,555	(707)
Share of joint ventures	—	(40)
Share of associates	—	(55)

	2,555	(802)

Exchange differences on translation: Group	(12)	122

Actuarial loss recognised on retirement benefit schemes
Difference between the expected and actual return on scheme assets	—	(178)
Experience gains on scheme liabilities	—	7
Changes in assumptions underlying the present value of scheme liabilities losses	—	(98)

	—	(269)

Total recognised gains and losses	2,543	(949)

Reconciliation of movements in equity shareholders’ interests
For the year ended 31 March

	2004	2003
	£ million	£ million
Total recognised gains and losses	2,543	(949)
Release of provision in respect of shares to be issued	—	(45)
Group share of associates’ shares to be issued	—	3
Issues of ordinary shares	—	6

Total movement in the year	2,543	(985)

Equity shareholders’ interests at 1 April	(2,543)	(1,558)

Equity shareholders’ interests at the end of year	—	(2,543)

Notes to the accounts

1   Restructuring

In respect of the year ended 31 March 2003 and until 19 May 2003, the Company was the ultimate holding company for the Marconi Group. Under the schemes of arrangement of Marconi Corporation plc and the Company, pursuant to Section 425 of the Companies Act 1985 which became effective on 19 May 2003, Marconi Corporation plc issued new share capital and cancelled the old shares held by the Company. Therefore the Company ceased to be the ultimate holding company of the Marconi Group on 19 May 2003 and all activities have therefore been disclosed as discontinued. Trading in the Company’s shares on the London Stock Exchange ceased on 16 May 2003 and the Company’s shares were subsequently delisted.

On 19 May 2003 the Company, as a result of the shares it held in Marconi Corporation plc being cancelled, divested fully of its interests in the Marconi Group for nil proceeds. This resulted in a gain of £3,386 million on the transfer of ownership of the Marconi Group being equivalent to its consolidated net liabilities. On the same date, the scheme of arrangement of Marconi Corporation plc came into effect resulting in an £804 million receivable from the Marconi Group being waived by the Company and its subsidiary undertakings.

Pursuant to the Company’s Scheme, the remaining assets of the Company will be distributed over time to its creditors, following which it is intended that the Company will be liquidated or dissolved. There will be no circumstances in which any value will be returned to shareholders under the terms of the Company’s Scheme.

Consequently, the Group after 19 May 2003 consists of the Company and its non trading and dormant subsidiaries Ancrane, M Ansty Limited, M Nominees Limited, Photoniqa Limited and Yeslink Unlimited.

2   Accounting policies

The financial statements have been prepared in accordance with accounting standards applicable in the UK.

The more important Group accounting policies are summarised below to facilitate the interpretation of the financial statements.

Accounting convention

The financial statements are prepared under the historical cost convention, as modified by the valuation of listed current and fixed asset investments.

Basis of consolidation

The financial statements consolidate the accounts of the Company and all of its subsidiary undertakings (Group companies or subsidiaries). All inter-company balances and transactions have been eliminated upon consolidation.

Turnover

Turnover excludes VAT and comprises sales to outside customers. Revenue from product sales of hardware and software is recognised when persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, customer acceptance has occurred, the Group’s price to the buyer is fixed or determinable, and collectability is reasonably assured. Revenue from services is recognised at the time of performance and acceptance by the customer.

Revenue from multiple element contracts is allocated based on the fair value of each individual element.

Revenue on long-term contracts is recognised under the percentage-of-completion method of accounting and is calculated based on the ratio of costs incurred to date compared with the total expected costs for that contract.

Currency translation

Transactions denominated in foreign currencies are translated into the functional currency at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rates ruling at that date. These translation differences are dealt with in the profit and loss account with the exception of certain gains and losses arising under hedging transactions as described below.

Profits and losses of overseas subsidiaries, joint ventures and associates and cash flows of overseas subsidiaries are translated at the average rates of exchange during the year. Non-sterling net assets are translated at year end rates of exchange. Key rates used are as follows:

	Average rates		Year-end rates
	2004	2003	2004	2003
US dollar	1.7023	1.5538	1.8379	1.5807
Euro	1.4435	1.5499	1.4956	1.4486

The differences arising from the restatement of profits and losses and the retranslation of the opening net liabilities to year end rates are taken to reserves.

Notes to the accounts continued

2   Accounting policies continued

Acquisitions and disposals

On the acquisition of a business, including an interest in an associated undertaking, fair values are attributed to the Group’s share of separable net assets. Where the cost of acquisition exceeds the fair values attributable to such net assets, the difference is treated as purchased goodwill and capitalised in the balance sheet in the year of acquisition.

The profit or loss on the disposal or closure of a previously acquired business includes the attributable amount of any purchased goodwill relating to that business not previously charged to the profit and loss account.

The results and cash flows relating to a business are included in the consolidated profit and loss account and the consolidated cash flow statement from the date of acquisition or up to the date of disposal.

Financial instruments

Prior to the financial restructuring the Group has used financial instruments, including interest rate swaps, currency swaps and other derivatives, solely for the purposes of raising finance for its operations and managing interest and currency risk associated with the Group’s underlying business activities. There is no trading activity in financial instruments.

Hedges of the net investment in overseas subsidiaries

The Group’s policy has been to finance where possible its activities in the same currencies as those used for its foreign investments in order to hedge foreign currency exposure of net investments in foreign operations. This policy is implemented by financing in the related currency.

Exchange gains or losses arising on the hedging borrowings are dealt with as a movement in reserves, to the extent they offset losses or gains on the hedged investment.

Equity forward contracts

The Group established three trusts for the purchase of shares and share-related instruments for the benefit of employees — the Marconi Employee Trust (MET), the GEC Employee Share Trust and the GEC Special Purpose Trust. These trusts, from 19 May 2003, are consolidated in the financial statements of Marconi Corporation plc.

The independent trustee of the MET, Bedell Cristin Trustees Limited, entered into contracts (the Equity Forward Contracts) to hedge the potential cost of the Group’s share plans. These contracts were closed out on 19 May 2003. The agreed settlement amount of £35 million was classified as a provision within the Group’s balance sheet at 31 March 2003 and utilised in the year ended 31 March 2004.

Interest rate risk exposure

Prior to the financial restructuring, it has been Group policy to hedge its exposure to movements in interest rates associated with its borrowing primarily by means of interest rate swaps. Payments and receipts under interest rate swap agreements specifically designated for hedging purposes are recorded in the profit and loss account on an accruals basis. Gains and losses arising on termination of hedging instruments where the underlying exposure remains are recognised in the profit and loss account over the remaining life of the hedging instrument.

Tangible fixed assets

Property, plant, machinery, fixtures, fittings, tools and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives from the time they are brought into use. Freehold land does not bear depreciation where the original cost of purchase was separately identified. Provision is made for any impairment.

Tangible fixed assets are depreciated using the following rates:

Freehold buildings	— 2% to 4% per annum
Leasehold property	— over the period of the lease or 50 years for long leases
Plant and machinery	— 10% per annum on average
Fixtures, fittings, tools and equipment	— 10% per annum

Leased assets

Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of the capital repayments outstanding. Hire purchase transactions are dealt with similarly except that assets are depreciated over their useful lives.

Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

2   Accounting policies continued

Goodwill

Purchased goodwill is capitalised and amortised on a straight-line basis over its estimated useful economic life. Each acquisition is separately evaluated for the purposes of determining the useful economic life, up to a maximum of 20 years. The useful economic lives are reviewed annually and revised if necessary. Provision is made for any impairment.

Research and development

Expenditure incurred in the period is charged against profit unless specifically chargeable to and receivable from customers under agreed contract terms.

Stock

Stock is stated at the lower of cost and net realisable value. Provision is made for obsolete, slow-moving or defective items where appropriate.

Contracts in progress

Profit on long-term contracts in progress is taken when a sale is recorded on part-delivery of products or part-performance of services, provided that the outcome of the contract can be assessed with reasonable certainty. Amounts recoverable on long-term contracts, which are included in debtors, are stated at the net sales value of the work done less amounts received as progress payments on account. Excess progress payments are included in creditors as payments received in advance. Cumulative costs incurred net of amounts transferred to cost of sales, less provision for contingencies and anticipated future losses on contracts, are included as long-term contract balances in stock.

Warranties

Provisions for estimated expenses related to product warranties are made at the time products are sold. These estimates are established using historical information on the nature, frequency, and average cost of warranty claims.

Taxation

Taxation on profit on ordinary activities is that which has been paid or becomes payable in respect of the profits for the year. Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Timing differences arise from the inclusion of items of income or expenditure in taxation computations in periods different from those in which they are included in the financial statements. Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered. Deferred tax assets and liabilities are not discounted.

Investments

Joint ventures comprise long-term investments where control is shared under a contractual arrangement. The sector analysis of turnover, profit and net assets excludes the Group’s share of the results and net assets of joint ventures. Associates consist of long-term investments in which the Group holds a participating interest and over which it exercises significant influence. Investments in joint ventures and associates are stated at the amount of the Group’s share of net assets including goodwill at the balance sheet date derived from audited or management accounts made up to that date. Loss before taxation includes the Group’s share of joint ventures and associates.

Other unlisted fixed asset investments are stated at cost less provision for impairment in value. Listed fixed asset investments are stated at market value.

Investments in the Company’s shares, held within the GEC Employee Share Trust and the MET, are included on the Group balance sheet at cost, less provision for impairment.

Pensions and other post retirement benefits

The operating cost of providing pensions and other post retirement benefits, as calculated periodically by independent actuaries, is charged to the Group’s operating profit or loss in the period that those benefits are earned by employees. The financial return expected on the pension schemes’ assets is recognised in the period in which they arise as part of finance income and the effect of the unwinding of the discounted value of the pension schemes liabilities is treated as part of finance costs. The changes in value of the pension schemes’ assets and liabilities are reported as actuarial gains or losses as they arise in the consolidated statement of total recognised gains and losses. The pension schemes’ surpluses, to the extent they are considered recoverable, or deficits are recognised in full and presented in the balance sheet net of any related deferred tax.

Share options

The costs of awarding shares under employee share plans are generally charged to the profit and loss account over the period to which the performance criteria relate. During the year to 31 March 2004 the profit and loss account has also been charged with interest arising on the Equity Forward Contract which hedges the share options. When share options granted lapse, any associated costs that were treated as cost of acquisition are credited to either goodwill, or to the profit and loss account if there is no remaining goodwill.

As a result of the financial restructuring, the Company’s shares have been delisted. All share option provisions have been released and credited to goodwill, or to the profit and loss account if there is no remaining goodwill.

Notes to the accounts continued

2   Accounting policies continued

Finance costs

Finance costs of debt are recognised in the profit and loss account over the term of such instruments at a constant rate on the carrying amount.

Debt

Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is increased by the finance cost in respect of the accounting period and reduced by payments made in the period.

Liquid resources

Liquid resources comprise term deposits with an original maturity of generally less than one year and other readily disposable current asset investments.

3   Segmental analysis

Analysis of results and net assets/(liabilities) by class of business

	Profit/(loss) before tax		Turnover		Net assets/liabilities
	2004	2003	2004	2003	2004	2003
	£ million	£ million	£ million	£ million	£ million	£ million
Discontinued operations	(38)	(316)	168	2,002	—	193
Goodwill and goodwill amortisation	(13)	(104)			—	597
Operating exceptional items (note 5a)	(2)	(358)			—	—

	(53)	(778)			—	—
Associates	—	(89)			—	44

Operating loss	(53)	(867)			—	—
Non-operating exceptional items (note 5c)	2,582	141			—	—
Amounts written off investments (note 5d)	—	(40)			—	—
Net interest receivable/(payable) and interest bearing assets and liabilities	6	(214)			—	(2,810)
Net finance income/(expenditure)	21	(6)			—	—
Unallocated net liabilities	—	—			—	(564)

	2,556	(986)			—	(2,540)

The Group previously divided its business into two segments: Core and Capital.

The Group’s Core businesses were the provision of optical networks, broadband routing and switching and broadband access technologies and associated installation, maintenance and other value-added services. Their customer base included telecommunications companies, providers of internet services for their public networks, and certain large corporations, government departments and agencies, utilities and educational institutions for their private networks.

Capital comprised the businesses the Group managed for value and ultimately for disposal.

Goodwill arising on acquisitions was amortised over a period not exceeding 20 years. Separate components of goodwill were identified and amortised over the appropriate useful economic life.

Sales by Group companies to joint ventures and associates amounted to £nil (31 March 2003: £30 million). Purchases from joint ventures and associates amounted to £nil (31 March 2003: £nil).

Certain assets and liabilities cannot be allocated. These principally consist of taxation, retirement benefits and central provisions.

It is not practical to disclose goodwill amortisation on a segmental basis as any allocation would be arbitrary.

3   Segmental analysis continued

Analysis of turnover by class of business

	To customers in the		To customers
	United Kingdom		overseas
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Disposed businesses (including joint ventures)	42	512	126	1,490

Analysis of turnover by territory of destination

	2004	2003
	£ million	£ million
United Kingdom	42	512
The Americas	55	606
Rest of Europe	58	558
Africa, Asia and Australasia	13	326

	168	2,002

Analysis of segment turnover by product grouping

	2004	2003
	£ million	£ million
Disposed businesses	168	2,002

Analysis of operating loss before goodwill amortisation and exceptional items, turnover and net assets by territory of origin

	Operating loss		Turnover		Net assets/(liabilities)
	2004	2003	2004	2003	2004	2003
	£ million	£ million	£ million	£ million	£ million	£ million
United Kingdom	(20)	(95)	58	703	—	234
The Americas	1	(42)	62	609	—	92
Rest of Europe	(17)	(153)	34	544	—	(113)
Africa, Asia and Australasia	(2)	(26)	14	146	—	(20)

	(38)	(316)	168	2,002	—	193

4   Group operating loss (excluding joint ventures)

	Year to 31 March 2004
	Pre-
	exceptional	Exceptional
	items	items	Discontinued
	£ million	£ million	£ million
Turnover	168	—	168
Cost of sales	(137)	1	(136)

Gross profit	31	1	32
Selling and distribution expenses	(27)	—	(27)

Administrative expenses — other	(12)	(3)	(15)
Research and development	(30)	—	(30)
Goodwill amortisation	(13)	—	(13)

Administrative expenses — total	(55)	(3)	(58)

Operating loss	(51)	(2)	(53)

Notes to the accounts continued

4   Group operating loss (excluding joint ventures) continued

	Year to 31 March 2003
	Pre-
	exceptional	Exceptional
	items	items	Discontinued
	£ million	£ million	£ million
Turnover	2,002	—	2,002
Cost of sales	(1,594)	(21)	(1,615)

Gross profit	408	(21)	387
Selling and distribution expenses	(277)	—	(277)

Administrative expenses — other	(113)	(305)	(418)
Research and development	(327)	—	(327)
Goodwill amortisation	(104)	—	(104)

Administrative expenses — total	(544)	(305)	(849)
Other operating income	1	—	1

Operating loss	(412)	(326)	(738)

Exceptional items are shown in further detail in note 5.

The Group ceased to own Marconi Corporation plc and its subsidiaries on 19 May 2003, all activities have been treated as discontinued. Further information on disposals is provided in note 24 (b).

5   Exceptional items

These charges have been analysed as follows:

a   Operating exceptional items — discontinued operations

		2004	2003
		£ million	£ million
Restructuring costs	(i)	1	(21)

Included in cost of sales		1	(21)

Impairment of goodwill and tangible fixed assets	(ii)	2	(36)
Restructuring and reorganisation costs	(iii)	(5)	(286)
Systems implementation credits	(iv)	—	7
Releases in respect of doubtful debts	(v)	—	10

Included in administrative expenses		(3)	(305)

Group operating exceptional items		(2)	(326)
Share of joint ventures’ operating exceptional items	(vi)	—	(32)

Total operating exceptional items (excluding associates)		(2)	(358)

(i)	In the year ended 31 March 2004 £1 million was credited to restructuring costs (2003: £21 million charge). This relates to the outsource of certain manufacturing operations.

(ii)	In the year ended 31 March 2004 £2 million was released to the profit and loss account in relation to onerous contracts representing certain liabilities to which the Group was committed as a result of operational restructuring.

In the year ended 31 March 2003 investments and tangible fixed assets, excluding those businesses affected by restructuring, were together impaired by £31 million. Goodwill was not impaired in the year ended 31 March 2003.

The remaining amount included within impairments in the year ended 31 March 2003 was a charge of £5 million which relates to onerous contracts representing certain liabilities to which the Group was committed as a result of the operational restructuring. This included liabilities, relating to equipment leasing contracts and supply contracts under which it was agreed to purchase minimum volumes of goods and services offering no economic value to the business as a result of its reduced size.

(iii)	As part of the Group’s cost reduction actions, a charge of £5 million (31 March 2003: £286 million) was recorded during the year ended 31 March 2004. The charge for 2003 includes £112 million for the costs of the financial restructuring, £128 million for employee severance, £40 million credit for share option lapses and releases of provisions and other reserves due to the delisting of the Company shares. The balance is for site rationalisation and other restructuring costs.

The site rationalisation costs reflect the charges associated with closing and consolidating various sites around the world as part of the business restructuring and the other restructuring costs represent various other costs associated with the restructuring programme.

5   Exceptional items continued

a   Operating exceptional items — discontinued operations continued

(iv)	During the year ended 31 March 2003, the Group was able to revise its previous estimate of the overall costs of terminating the implementation of a new global IT system, leading to the release of £7 million from the amounts accrued in the year to 31 March 2002.

(v)	During the year ended 31 March 2003, £10 million was reassessed and released to the profit and loss account which was part of an exceptional provision against bad and doubtful debts of £150 million charged previously.

(vi)	During the year ended 31 March 2003 the Group recorded its £32 million share of the operating exceptional charges of its joint ventures. Of this, £31 million related to the impairment of intangible fixed assets in Ultramast Ltd and £1 million related to restructuring charges within Plessey Holdings Limited.

Analysis by segment

	2004	2003
	£ million	£ million
Disposed businesses	(2)	(358)

United Kingdom	(2)	(191)
The Americas	—	(115)
Rest of Europe	—	(41)
Africa, Asia and Australasia	—	(11)

	(2)	(358)

b   Associates’ operating exceptional items

In 2003 the Group recorded £25 million of the operating exceptional charges of its associates, being in respect of Easynet Group Plc. These charges related to impairment of goodwill and tangible fixed assets, and restructuring and reorganisation costs.

c   Non-operating exceptionals

		2004	2003
		£ million	£ million
Gain/(loss) on disposal of businesses	(i)	2,582	(5)
Gain on disposal of fixed assets and investments	(ii)	—	26
Merger/demerger receipts	(iii)	—	123
Group share of associates’ non-operating exceptionals		—	(3)

Included in non-operating exceptional items		2,582	141

(i)	In the year ended 31 March 2004 due to the financial restructuring, discussed in note 1, a gain on disposal of businesses resulted as the Group ceased to own the majority of its subsidiaries. The loss on disposal of discontinued operations for the year ended 31 March 2003 resulted from the loss on disposal of Strategic Communications (£41 million) which was partially offset by the release of provisions relating to Medical Systems and other previously completed disposals.

(ii)	The gain on disposal of fixed assets and investments in the year ended 31 March 2003 resulted from a £28 million curtailment gain associated with retirement benefits arising mainly from the disposal of the Group’s 50% share in General Domestic Appliances, a £12 million gain on property disposals and a net £14 million charge relating to disposals and business closures and other provision movements.

(iii)	Merger/demerger receipts of £123 million for the year ended 31 March 2003 related to the release of a provision arising on the settlement of the ESOP derivative of £158 million previously recognised in provisions. The original share option charge was established as a merger/demerger item. This principal amount plus a further £11 million carried in net debt were settled for £35 million paid by Marconi Corporation plc on 19 May 2003.

d   Amounts written off investments

The write-down of some of the Group’s investments in line with its accounting policy whereby listed investments are marked to their market value at the end of each reporting period and unlisted investments are held at the lower of cost and recoverable value.

Notes to the accounts continued

5   Exceptional items continued

e   Exceptional cash flows

	2004	2003
	£ million	£ million
Operating
ESOP Settlement	(35)	—
Restructuring costs	(20)	(184)
Systems implementation costs	—	(17)
Other	—	(142)

	(55)	(343)

Non-operating
Scheme consideration	(333)	—
Disposal of tangible fixed assets	—	28
Sale of interests in subsidiary companies and associates	—	433

	(333)	461

Non-operating exceptional cash flows from the disposal of tangible fixed assets are included in note 22 (d). Non-operating exceptional cash flows from the sales of interests in subsidiary companies and associates are included in note 22 (e).

6   Net interest receivable/(payable)

	2004	2003
	£ million	£ million
Interest receivable
Loans and deposits	6	29
Other	—	17

Interest receivable — total	6	46

Income from listed fixed asset investments	—	1

Interest payable
Bank loans and overdrafts	—	(257)
Loan capital	—	(1)
Other	—	(3)

Interest payable — total	—	(261)

Net interest receivable/(payable)	6	(214)

7   Net finance income/(expenditure)

	2004	2003
	£ million	£ million
Financing costs
Interest on pension scheme liabilities (note 25)	(19)	(163)
Loss on share option derivative	—	(2)
Loss on unhedged foreign exchange borrowings	—	(3)

Financing costs — total	(19)	(168)

Finance income
Swap and bond amortisation	—	5
Gain on unhedged foreign exchange borrowings	22	—
Expected return on pension scheme assets (note 25)	18	157

Finance income — total	40	162

Net finance income/(expenditure)	21	(6)

8   Tax

a   Tax charge/(credit) on profit/(loss) on ordinary activities

	2004	2003
	£ million	£ million
Current taxation
Corporation tax 30% (31 March 2003: 30%)	—	—
UK overprovision in respect of prior years	—	(155)
Overseas current tax on income	1	—
Overseas overprovision in respect of prior years	—	(30)

	1	(185)

Deferred taxation
Changes arising from:
Timing differences — origination and reversal	—	—
Estimated recoverable amount of deferred tax assets	—	—

Total	1	(185)

Included in the tax on profit/(loss) are the following amounts relating to exceptional items:

	2004	2003
	£ million	£ million
Operating exceptional items	—	—
Non-operating exceptional items	—	(78)

	—	(78)

b   Deferred taxation liabilities

		Group
		£ million
At 1 April 2003	—	(6)
Disposals	—	6

At 31 March 2004	—	—

	2004	2003
	£ million	£ million
Tax effect of timing differences on:
Provisions and accruals for liabilities and charges	—	(6)

No provision was made in 2003 for any taxation that may have arisen if reserves of overseas subsidiaries were distributed as such distributions were not expected to occur in the foreseeable future.

c   Reconciliation of current taxation (credit)/charge for the year

	2004	2003
	£ million	£ million
Profit/(Loss) before tax	2,556	(986)

Tax charge/(credit) on profit/(loss) at a standard rate of 30% (31 March 2003: 34%)	767	(335)
Non deductible goodwill impairment, amortisation and other similar items	(766)	102
Tax losses and other deferred tax items not recognised in current tax	—	233
Overprovision in respect of prior years	—	(185)

Current tax charge/(credit) for the year	1	(185)

The standard rate is calculated based on the locally enacted statutory rates in the jurisdictions in which the Group operates.

d   Factors that may affect future tax charges

M (2003) plc and its direct subsidiaries who left the Marconi Group on 19 May 2003 had £nil recognised deferred assets as at 31 March 2003, and have incurred £nil tax cash costs after 31 May 2003.

Notes to the accounts continued

9   Equity minority interests

Equity minority interests represent the share of the profits less losses on ordinary activities attributable to the interests of equity shareholders in subsidiaries which are not wholly owned by the Group.

10   Equity dividends

The directors do not propose any dividends for the year ending 31 March 2004. No dividends were declared during the year to 31 March 2003.

11   Employees

a   Directors’ remuneration

	2004	2003
	£’000	£’000
Directors’ emoluments	338	4,751
Amounts receivable under long-term incentive schemes	—	—

	338	4,751

Company contributions to money purchase pension schemes	61	110

Amounts paid to third parties in respect of director’s services	7	—

The aggregate of emoluments and amounts receivable under long-term incentive schemes of the highest paid director was £113,000 (31 March 2003: £1,323,000), and Company pension contributions of £61,000 (31 March 2003: £nil) were made to a money purchase scheme on his behalf. He is also a member of a defined benefit scheme, under which his accrued pension at the year end was £29,000 (31 March 2003: £7,000), and his accrued lump sum was £266,000 (31 March 2003: £57,000).

During the year two directors received benefits under a defined benefit scheme. In addition one director received benefits under a money purchase scheme.

b   Average monthly number of employees by sector

	Number (’000)
	2004	2003
Networks equipment	—	13
Networks services	—	6

	—	19
Disposed businesses	2	2

Group employees	2	21

c   Staff costs

	2004	2003
	£ million	£ million
Wages and salaries	73	717
Social security costs	10	87
Amounts charged to operating expenses	1	43
Amounts credited to non-operating exceptional items	—	(57)
Amounts included in net finance income	—	6
Amounts recognised in the Statement of Recognised Gains and Losses	—	269

Other pension costs	1	261

	84	1,065

United Kingdom	27	537
The Americas	27	260
Rest of Europe	25	243
Africa, Asia and Australasia	5	25

	84	1,065

Included within the staff costs for the year ended 31 March 2004 are £nil (31 March 2003: £nil) of costs related to ongoing remuneration costs regarding the share option schemes.

11   Employees continued

d   Share options

At 31 March 2004 options were still outstanding in respect of the Company’s ordinary shares of 5p under the Company’s option schemes:

		Amount		Date
	Number	of shares	Subscription	normally
	of shares	£ million	price	exercisable
The Marconi Launch Share Plan	19,589,228	1.0	—	2002-2006
The MSI 1995 Stock Option Plan	144,164	—	3-274p	2002-2008
The MSI 1999 Stock Option Plan	2,386,061	0.1	212-957p	2002-2010
The Mariposa Technology, Inc 1998 Employee Incentive Plan	320,684	—	9-56p	2002-2010
Long Term Incentive Plan	617,963	—	—	2002-2003

The directors’ interests as defined by the Companies Act 1985 (which include trustee holdings and family interests incorporating holdings of minor children) in shares in the Company and its subsidiaries are set out in the directors report.

12   Goodwill

Cost
£ million
At 1 April 2003	5,987
Foreign exchange	(37)
Disposals (note 24b)	(5,950)

At 31 March 2004	—

Amortisation
£ million
At 1 April 2003	(5,390)
Charged to profit and loss account	(13)
Foreign exchange	33
Disposals (note 24b)	5,370

At 31 March 2004	—

Net book value at 31 March 2004	—
Net book value at 31 March 2003	597

13   Tangible fixed assets

	Freehold	Leasehold property		Plant and	Fixtures fittings, tools and
	property	Long	Short	machinery	equipment	Total
Group	£ million	£ million	£ million	£ million	£ million	£ million
Cost at 1 April 2003	126	7	2	300	488	923
Additions	—	—	1	2	2	5
Disposals	(1)	(1)	(1)	(24)	(12)	(39)
Foreign exchange	(1)	—	—	(2)	(2)	(5)
Businesses disposed (note 24b)	(124)	(6)	(2)	(276)	(476)	(884)

Cost at 31 March 2004	—	—	—	—	—	—

Depreciation at 1 April 2003	38	—	1	226	415	680
Charge	1	—	—	5	4	10
Disposals	(1)	—	—	(21)	(12)	(34)
Foreign exchange	—	—	—	(2)	(2)	(4)
Businesses disposed (note 24b)	(38)	—	(1)	(208)	(405)	(652)

Depreciation at 31 March 2004	—	—	—	—	—	—

Net book value at 31 March 2004	—	—	—	—	—	—
Net book value at 31 March 2003	88	7	1	74	73	243

The Company has no fixed assets.

Notes to the accounts continued

14   Fixed asset investments

a   Joint ventures, associates and other fixed asset investments

	Shares		Goodwill	Share
	cost less		amortisation	of post
	amounts	Goodwill	and	acquisition
Group	written off	cost	impairment	reserves	Total
Joint ventures and associates	£ million	£ million	£ million	£ million	£ million
At 1 April 2003	265	95	(66)	(247)	47
Disposals	(265)	(95)	66	247	(47)

At 31 March 2004	—	—	—	—	—

	Cost or
	valuation	Provisions	Total
Other investments	£ million	£ million	£ million
At 1 April 2003	301	(285)	16
Impairments and revaluations	1		1
Disposals	(302)	285	(17)

At 31 March 2004	—	—	—

Total
Joint ventures, associations and other investments	£ million
At 1 April 2003	63
Impairments and revaluations	1
Disposals (note 24b)	(64)

At 31 March 2004	—

Market values

Listed fixed asset investments are stated at market value, as follows:

	2004	2003
	£ million	£ million
Other investments — listed in the United Kingdom	—	10

The aggregate historic cost of the listed fixed asset investments was £49 million at 31 March 2003.

£nil provision was made for taxation at 31 March 2003 which could have arisen if these investments were realised at the values stated.

The undertakings in which the Company’s interest at the year end is more than 20% are as follows:

			Class and percentage
	Country of	Principal	of ordinary
Undertakings	incorporation	activity	shares held
Ancrane	England and Wales	Non trading	100%
M Ansty Limited	England and Wales	Dormant	100%
M Nominees Limited	England and Wales	Dormant	100%
Photoniqa Limited	England and Wales	Dormant	100%
GEC Reconstructions Limited	England and Wales	Dormant	50%
Yeslink Unlimited*	England and Wales	Dormant	100%

*	Yeslink Unlimited is a subsidiary of Photoniqa Limited

b   Shares in Group companies

Company	£ million
At 1 April 2003	7
Provision	(7)

At 31 March 2004	—

The Company wrote down the carrying value of its investments at 31 March 2003 to the amount that it recovered from the restructuring of the Group on 19 May 2003.

15   Stocks and contracts in progress

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Raw materials and bought in components	—	89	—	—
Work in progress	—	60	—	—
Payments on account	—	(2)	—	—
Long-term contract work in progress	—	11	—	—
Finished goods	—	76	—	—

	—	234	—	—

16   Debtors

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Amounts falling due within one year
Trade debtors	—	464	—	—
Amounts owed by joint ventures and associates	—	30	—	—
Other debtors	—	57	—	—
Prepayments and accrued income	—	30	—	—

	—	581	—	—

Amounts falling due after more than one year
Trade debtors	—	2	—	—
Other debtors	—	29	—	—
Prepayments and accrued income	—	1	—	—

	—	32	—	—

	—	613	—	—

Amounts owed by joint ventures and associates relate to trading balances.

17   Cash at bank and in hand

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Cash and bank deposits repayable on demand	9	935	9	1
Other cash deposits	—	226	—	2

Cash at bank and in hand	9	1,161	9	3

Included in the amounts above are restricted cash of:

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Secured	—	812	—	—
Collateral against bonding facilities	—	135	—	—
Held by captive insurance company	—	17	—	—

Restricted cash	—	964	—	—
Other	9	197	9	3

Cash at bank and in hand	9	1,161	9	3

Of the secured cash £nil (31 March 2003: £771 million) related to amounts held under an interim security arrangement by the Group’s syndicate banks and bondholders. A further £nil (31 March 2003: £27 million) related to cash deposited against employee share option plan derivative providers for the Strategic Communications business and £nil (31 March 2003: £14 million) related to cash deposited against secured loans in Italy.

Notes to the accounts continued

18   Creditors

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Amounts falling due within one year
Bonds (note 19)	—	1,762	—	—
Bank loans and overdrafts (note 19)
Repayable on demand	—	2,194	—	—
Other	—	1	—	—

	—	3,957	—	—
Payments received in advance	—	76	—	—
Trade creditors	—	174	—	—
Amounts owed to joint ventures and associates	—	9	—	—
Amounts owed to Group undertakings	—	—	—	163
Current taxation	—	137	—	—
Other taxation and social security	—	22	—	—
Other creditors	—	183	—	—
Accruals and deferred income	—	185	—	—

	—	4,743	—	163

Amounts falling due after more than one year
Bank loans and overdrafts (note 19)	—	30	—	—

	—	30	—	—
Other creditors	—	16	—	—

	—	46	—	—

19   Borrowings

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Bonds	—	1,762	—	—
Bank loans and overdrafts
Secured	—	17	—	—
Unsecured	—	2,208	—	—

	—	3,987	—	—
Less amounts falling due within one year	—	(3,957)	—	—

	—	30	—	—

Analysis of repayments of long-term borrowings
Bank loans
Between one and two years	—	9	—	—
Between two and five years	—	11	—	—
In more than five years	—	10	—	—

	—	30	—	—

20   Provisions for liabilities and charges

				Warranties
		Share	Deferred	and
	Restructuring	options	tax	contracts	Other	Total
	£ million	£ million	£ million	£ million	£ million	£ million
At 1 April 2003	64	35	6	89	115	309
Utilised	—	(35)	—	—	(1)	(36)
Disposals	(64)	—	(6)	(89)	(105)	(264)

At 31 March 2004	—	—	—	—	9	9

b   Maturity of provisions for liabilities and charges is as follows:

At 31 March 2004
£ million
Within one year	1
In second to fifth years	8

9

The provision at 31 March 2004 covers the estimated costs relating to the Scheme of Arrangement.

Share option provisions of £35 million related to amounts paid to the ESOP derivative banks on 19 May 2003 in settlement of the ESOP derivative liability.

21   Equity shareholders’ interests

a   Share capital

	Number of shares	£
Fully paid ordinary shares of 5p each
Shares allotted at 1 April 2003	2,793,011,951	139,650,598
Shares allocated under share option schemes	—	—

Shares allotted at 31 March 2004	2,793,011,951	139,650,598
Unissued ordinary shares	3,206,988,049	160,349,402

Authorised	6,000,000,000	300,000,000

b   Group reserves

	Share		Profit and
	premium	Capital	and loss
	account	reserves	account	Total
	£ million	£ million	£ million	£ million
At 1 April 2003	506	375	(3,564)	(2,683)
Profit retained for the period	—	—	2,555	2,555
Transfer on Scheme of Arrangement	—	(375)	375	—
Exchange differences	—	—	(12)	(12)

At 31 March 2004	506	—	(646)	(140)

The amount in the profit and loss reserve relating to the defined benefit liability is £nil (31 March 2003: £353 million liability).

c   Company reserves

	Share	Profit
	premium	and loss
	account	account	Total
	£ million	£ million	£ million
At 1 April 2003	506	(808)	(302)
Profit retained for the period	—	162	162

At 31 March 2004	506	(646)	(140)

Pursuant to Section 230 of the Companies Act 1985 the Company is not presenting its own profit and loss account in addition to the consolidated profit and loss account. The profit of the Company for the financial year amounted to £162 million (31 March 2003: loss £794 million).

Notes to the accounts continued

22   Cash flow

a   Net cash inflow from operating activities

	2004	2003
	£ million	£ million
Discontinued operations
Group operating loss after exceptionals	(53)	(738)
Operating exceptionals (excluding joint ventures)	2	326

Group operating loss before exceptionals	(51)	(412)
Depreciation charge	10	135
Goodwill amortisation	13	104
Decrease in stock	1	233
Decrease in debtors	100	159
Decrease in creditors	(26)	(221)
(Decrease)/increase in provisions	(8)	10

	39	8

b   Returns on investments and servicing of finance

	2004	2003
	£ million	£ million
Discontinued operations
Income from loans, deposits and investments	4	44
Interest paid	(1)	(180)

	3	(136)

c   Tax (paid)/repaid

	2004	2003
	£ million	£ million
Discontinued operations
UK corporation tax repaid	—	52
Overseas tax paid	(1)	(21)

	(1)	31

d   Capital expenditure and financial investment

	2004	2003
	£ million	£ million
Discontinued operations
Purchases of tangible fixed assets	(5)	(43)
Purchases of fixed asset investments	—	(20)
Disposal of fixed asset investments	—	3
Disposal of tangible fixed assets	—	30

	(5)	(30)

e   Acquisitions and disposals

	2004	2003
	£ million	£ million
Discontinued operations
Investments in subsidiary companies	—	(3)
Sales of interests in subsidiary companies	—	377
Sales of interests in joint ventures and associates	—	46
Net overdraft/(cash) disposed with subsidiary companies	(568)	13

	(568)	433

The cash disposed with subsidiary companies per note 24 b comprises £568 million net cash and overdrafts, £209 million term deposits and £340 million paid to creditors as per terms of the Scheme.

22   Cash flow continued

f   Net cash inflow/(outflow) from management of liquid resources

Comprising term deposits generally of less than one year and other readily disposable current asset investments

	2004	2003
	£ million	£ million
Discontinued operations
Deposits made with banks and similar financial institutions	—	(169)
Deposits withdrawn from banks and similar financial institutions	14	8

	14	(161)

g   Net cash outflow from financing

	2004	2003
	£ million	£ million
Discontinued operations
Decrease in bank loans	(1)	(63)
Capital element of finance lease repayments	—	(1)

	(1)	(64)

23   Analysis of net monetary funds

			Acquisitions/
			disposals	Non-cash
			(excluding	changes re	Other	Exchange
	At 1 April		cash and	Scheme of	non-cash	rate	At 31 March
	2003	Cash flow	overdrafts)	Arrangement	changes	adjustment	2004
	£ million	£ million	£ million	£ million	£ million	£ million	£ million
Cash at bank and in hand	935	(343)	(585)	—	—	2	9
Overdrafts	(22)	4	17	—	—	1	—

		(339)

Liquid resources	226	(14)	(209)	—	—	(3)	—

Amounts falling due within one year
Bank loans	(2,173)	—	3	2,147	(3)	26	—
Bonds	(1,762)	—	—	1,774	—	(12)	—
Finance leases	—	—	1	—	(1)	—	—
Amounts falling due after more than one year
Bank loans	(30)	1	30	—	3	(4)	—

Finance leases	—	—	2	—	(2)	—	—

	(2,826)	(352)	(741)	3,921	(3)	10	9

a   Major non cash transactions

Non cash adjustments relate mainly to the Group’s financial restructuring of bond and bank debt which was schemed on 19 May 2003 when new debt was incurred.

Notes to the accounts continued

24   Acquisitions and disposals

a   Investments in subsidiary companies

No subsidiaries were acquired in the year ended 31 March 2004.

b   Sales of interests in subsidiaries

	2004
	Marconi
	Corporation
	Group	2003
	£ million	£ million
Net (liabilities)/assets sold
Tangible fixed assets	232	75
Investments in joint ventures, associates and other investments	64	—
Inventory	237	249
Debtors	526	318
Net cash/(overdrafts)	1,117	(13)
Borrowings (excluding overdrafts)	(4,722)	(22)
Taxation	—	(4)
Creditors and provisions	(1,062)	(246)
Finance lease creditors	(3)	(2)
Goodwill	580	122
Minority interests	(3)	(11)
Retirement benefit deficit	(352)	(38)

	(3,386)	428

Accounted for by:
Cash consideration	—	394
Deferred consideration and accrued transaction costs	—	(1)
Amounts waived on Scheme of Arrangement	804	—

Profit/(loss) on disposal	2,582	(35)

On 19 May 2003 the Company as a result of the shares it held in Marconi Corporation plc being cancelled, divested fully of its interests in the Marconi Group for nil proceeds. This resulted in a gain of £3,386 million on the transfer of ownership of Marconi Group being equivalent of its consolidated net liabilities. On the same date, the Scheme of Arrangement of Marconi Corporation plc came into effect resulting in £804 million receivable from the Marconi Group being waived by the Company and its subsidiary undertakings.

Marconi Mobile Holdings S.p.A., the holding company for the Group’s Strategic Communications business, was disposed of on 2 August 2002 and the Marconi Applied Technologies Group was disposed of on 12 July 2002.

c   Sales of interests in joint ventures and associates

On 24 February 2003, following approval from the High Court in the United Kingdom, Marconi Corporation plc completed a return of capital from Ultramast Limited (a joint venture company set up in December 2000 with Railtrack Telecom Services Limited) and settled all outstanding litigation relating to it. As a result of the transaction, the Group received net cash proceeds of approximately £41 million.

25   Post retirement benefits

On 19 May 2003 the Company and its then subsidiary, Marconi Corporation plc, entered into schemes of arrangement, as described in note 1. As a result of this, the pension schemes are not part of the M (2003) plc Group as at 31 March 2004. Further, the pension schemes have always been, and remain, liabilities of the Marconi Group.

The Marconi businesses previously held by the Group operated defined benefit pension plans in the UK, US and Europe, and post retirement benefit plans in the US. The most significant plan is the GEC 1972 Plan (the UK Plan) in the UK. A full actuarial valuation for the UK Plan was carried out as at 5 April 2002 and a valuation for accounting purposes was carried out as at 31 March 2003 by independent qualified actuaries.

For the US Plans, full valuations were carried out at dates between 1 January 2002 and 31 March 2003 and updated as applicable to 31 March 2003 by independent qualified actuaries.

For the European unfunded plans, valuations were carried out for accounting purposes at 31 March 2003 by independent qualified actuaries.

The contributions made to the plans in the accounting period totalled £2 million (31 March 2003: £20 million). For the unfunded pension plans and the post retirement medical plans, payments are made when the benefits are provided.

The Group operates defined contribution schemes in addition to the defined benefit schemes listed. Contributions to these schemes amounted to £1 million (31 March 2003: £7 million).

The major assumptions used by the actuaries to determine the liabilities on a FRS 17 basis at 31 March 2003 for the significant defined benefit plans are set out below:

As at 19 May 2003 the actuarial assumptions were unchanged from 31 March 2003.

	At 31 March 2003		At 31 March 2002
Actuarial assumptions used	UK (% pa)	Rest of the world (% pa)	UK (% pa)	Rest of the world (% pa)
Rate of general increase in salaries	4.50%	4.17%	4.75%	4.23%
Rate of increase in pensions in payment	2.50%	1.50%	2.75%	1.50%
Rate of increase for deferred pensioners	2.50%	N/A	2.75%	N/A
Rate of credited interest	4.00%	N/A	5.50%	N/A
Discount rate applied to liabilities	5.25%	6.00%	6.00%	6.85%
Inflation assumption	2.50%	2.22%	2.75%	2.25%
Expected healthcare trend rates	N/A	12% pre and post 65, reducing to 6% after 2012	N/A	6% pre 65, 7.5% post 65, reducing to 5% after 2005
Expected prescription drug trend rates	N/A	15% reducing to 6% after 2012	N/A	N/A

The UK Plan provided benefits to members on the best of three bases. One of the bases was a money purchase underpin in which credited interest was applied to a percentage of members’ contributions. The practice was revised further between 31 March 2002 and 31 March 2003. The discretionary level of credited interest has been treated as a constructive obligation.

Notes to the accounts continued

25   Post retirement benefits continued

Pension Plans

The assets in the UK Plan and the expected rates of return were:

	Long-term		Long-term		Long-term
	expected	Value at	expected	Value at	expected	Value at
	rate of	31 March	rate of	31 March	rate of	31 March
	return	2004	return	2003	return	2002
	%	£ million	%	£ million	%	£ million
Equities	—	—	8.25	497	8.25	685
Bonds	—	—	4.84	1,702	5.25	1,322
Property	—	—	6.75	111	6.75	108
Cash	—	—	4.00	30	4.00	384

Total market value of assets	—	—	5.65	2,340	5.95	2,499

Present value of plan liabilities		—		(2,535)		(2,506)

Net pension liability before deferred tax		—		(195)		(7)

Deferred tax asset		—		—		—

Net pension liability before and after deferred tax		—		(195)		(7)

The assets in the overseas plans and the expected rates of return were:

	Long-term		Long-term		Long-term
	expected	Value at	expected	Value at	expected	Value at
	rate of	31 March	rate of	31 March	rate of	31 March
	return	2004	return	2003	return	2002
	%	£ million	%	£ million	%	£ million
Equities	—	—	10.00	65	10.00	89
Bonds	—	—	6.00	59	6.00	71
Other	—	—	9.00	10	9.00	18

Total market value of assets	—	—	8.15	134	8.30	178

Present value of plan liabilities		—		(263)		(259)

Net pension liability before deferred tax		—		(129)		(81)

Deferred tax liability		—		—		(9)

Net pension liability after deferred tax		—		(129)		(90)

	Value at	Value at	Value at
	31 March	31 March	31 March
	2004	2003	2002
	£ million	£ million	£ million
Other post retirement benefits
Present value of plan liabilities and net pension liability before deferred tax	—	(29)	(38)
Deferred tax asset	—	—	9

Net pension liability after deferred tax	—	(29)	(29)

Analysis of the amount charged to operating loss

	2004 £ million				2003 £ million				2002 £ million
		Rest of	Post			Rest of	Post			Rest of	Post
		the world	retirement			the world	retirement			the world	retirement
	UK Pension	- Pension	medical		UK Pension	- Pension	medical		UK Pension	- Pension	medical
	plan	plans	plans	Total	plan	plans	plans	Total	plan	plans	plans	Total
Current service cost	2	1	—	3	24	10	—	34	37	16	1	54
Past service cost	—	—	—	—	—	—	(1)	(1)	—	—	—	—

Total service cost	2	1	—	3	24	10	(1)	33	37	16	1	54

25   Post retirement benefits continued

Analysis of other amounts charged to profit and loss account

	2004 £ million				2003 £ million				2002 £ million
		Rest of	Post			Rest of	Post			Rest of	Post
		the world	retirement			the world	retirement			the world	retirement
	UK Pension	- Pension	medical		UK Pension	- Pension	medical		UK Pension	- Pension	medical
	plan	plans	plans	Total	plan	plans	plans	Total	plan	plans	plans	Total
(Gain)/loss on settlements	—	—	—	—	—	(33)	—	(33)	(2)	4	(14)	(12)
Gain on curtailments	—	—	—	—	(19)	3	(5)	(21)	—	—	—	—

Net (gain)/loss charged to profit and loss account	—	—	—	—	(19)	(30)	(5)	(54)	(2)	4	(14)	(12)

Of the amounts above £nil (2003: £57 million) was credited to non-operating exceptional items and £nil (2003: £3 million) was debited to operating profit (31 March 2002: £12 million credited to operating profit).

Analysis of the amount credited to other finance income

	2004 £ million				2003 £ million				2002 £ million
		Rest of	Post			Rest of	Post			Rest of	Post
		the world	retirement			the world	retirement			the world	retirement
	UK Pension	- Pension	medical		UK Pension	- Pension	medical		UK Pension	- Pension	medical
	plan	plans	plans	Total	plan	plans	plans	Total	plan	plans	plans	Total
Expected return on pension scheme assets	(17)	(1)	—	(18)	(144)	(13)	—	(157)	(174)	(47)	—	(221)
Interest on pension scheme liabilities	17	2	—	19	144	17	2	163	142	36	3	181

Total finance cost/(income)	—	1	—	1	—	4	2	6	(32)	(11)	3	(40)

Net (income)/cost	2	2	—	4	5	(16)	(4)	(15)	3	9	(10)	2

The net (income)/cost represents the operating charge plus curtailment and settlement gains and losses plus finance cost/(income).

Analysis of amount recognised in the consolidated statement of total recognised gains and losses (STRGL)

	2004 £ million				2003 £ million				2002 £ million
		Rest of	Post			Rest of	Post			Rest of	Post
		the world	retirement			the world	retirement			the world	retirement
	UK Pension	- Pension	medical		UK Pension	- Pension	medical		UK Pension	- Pension	medical
	plan	plans	plans	Total	plan	plans	plans	Total	plan	plans	plans	Total
Expected return less actual return on pension scheme assets losses	—	—	—	—	147	31	—	178	218	59	—	277
Experience losses and (gains) arising on the scheme liabilities	—	—	—	—	(4)	3	(6)	(7)	(20)	10	1	(9)
Changes in assumptions underlying the present value of the scheme liabilities losses	—	—	—	—	66	24	8	98	52	29	2	83

Actuarial loss recognised in STRGL	—	—	—	—	209	58	2	269	250	98	3	351

The main element of the amount recognised in the STRGL in 2003 resulted from the difference between the actual rate of return and expected rate of return on the plans’ assets. Actual investment returns in the UK and US plans fell well below expected investment returns resulting in substantial asset losses.

The second largest element was gains and losses resulting from changes in assumptions underlying the present value of the Plans’ liabilities. These resulted principally from the changes in assumptions used at each period end for the Plan. These changes in assumptions resulted in an increase in the present value of liabilities at 31 March 2003 compared with those calculated at 31 March 2002, and gave rise to a loss over the year.

Notes to the accounts continued

25   Post retirement benefits continued

Movement in (deficit)/surplus during the year

	2004 £ million				2003 £ million				2002 £ million
		Rest of	Post			Rest of	Post			Rest of	Post
		the world	retirement			the world	retirement			the world	retirement
	UK Pension	- Pension	medical		UK Pension	- Pension	medical		UK Pension	- Pension	medical
	plan	plans	plans	Total	plan	plans	plans	Total	plan	plans	plans	Total
(Deficit)/surplus at the beginning of the year	(195)	(129)	(29)	(353)	(7)	(81)	(38)	(126)	220	18	(50)	188
Movement in year:
Current service cost	(2)	—	—	(2)	(24)	(10)	—	(34)	(37)	(16)	(1)	(54)
Past service cost	—	—	—	—	—	—	1	1	—	—	—	—
Contributions and benefit payments	1	1	—	2	26	7	4	37	26	10	5	41
Settlement gain	—	—	—	—	—	33	—	33	2	(4)	14	12
Curtailment gain/(loss)	—	—	—	—	19	(3)	5	21	—	—	—	—
Other finance income/(charge)	—	—	—	—	—	(4)	(2)	(6)	32	11	(3)	40
Actuarial loss	—	—	—	—	(209)	(58)	(2)	(269)	(250)	(98)	(3)	(351)
Foreign exchange	—	—	1	1	—	(13)	3	(10)	—	(2)	—	(2)
Transfer on scheme of arrangement	196	128	28	352	—	—	—	—	—	—	—	—

Deficit at the end of the year included in the Group accounts	—	—	—	—	(195)	(129)	(29)	(353)	(7)	(81)	(38)	(126)

Contributions to the UK scheme of £nil (2003: £26 million, 2002: £26 million) include £nil (2003: £6 million, 2002: £nil) due from owners of disposed business and are not contributions paid by the Group.

The net (deficit) or surplus before deferred taxation is analysed by jurisdiction as follows:

	2004 £ million				2003 £ million				2002 £ million
		Rest of	Post			Rest of	Post			Rest of	Post
		the world	retirement			the world	retirement			the world	retirement
	UK Pension	- Pension	medical		UK Pension	- Pension	medical		UK Pension	- Pension	medical
	plan	plans	plans	Total	plan	plans	plans	Total	plan	plans	plans	Total
Surpluses	—	—	—	—	—	—	—	—	—	28	—	28
Deficits	—	—	—	—	(195)	(129)	(29)	(353)	(7)	(109)	(38)	(154)

Net deficit at the end of the year	—	—	—	—	(195)	(129)	(29)	(353)	(7)	(81)	(38)	(126)

History of experience gains and losses

	2004 £ million				2003 £ million				2002 £ million
		Rest of	Post			Rest of	Post			Rest of	Post
		the world	retirement			the world	retirement			the world	retirement
	UK Pension	- Pension	medical		UK Pension	- Pension	medical		UK Pension	- Pension	medical
	plan	plans	plans	Total	plan	plans	plans	Total	plan	plans	plans	Total
Difference between the expected and actual return on scheme assets losses: amount (£ million)	—	—	—	—	147	31	—	178	218	59	—	277
Percentage of scheme assets (%)	—	—	—	—	6.3%	23.1%	—	7.2%	8.7%	33.1%	—	10.3%
Experience losses and (gains) on scheme liabilities: amount (£ million)	—	—	—	—	(4)	3	(6)	(7)	(20)	10	1	(9)
Percentage of the present value of the scheme liabilities (%)	—	—	—	—	(0.2)%	1.1%	(20.7)%	(0.3)%	(0.8)%	3.9%	2.6%	(0.3)%
Total amount recognised in statement of total recognised gains and losses: amount (£ million)	—	—	—	—	209	58	2	269	250	98	3	351
Percentage of the present value of the scheme liabilities (%)	—	—	—	—	8.2%	22.1%	6.9%	9.5%	10.0%	37.8%	7.9%	12.5%

26   Other information

a   Contingent liabilities

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Contingent liabilities at year end	—	20	—	—

Litigation

As at 31 March 2003 contingent liabilities related mainly to the cost of legal proceedings, which in the opinion of the directors, were not expected to have a materially adverse effect on the Group.

Prior to the restructuring on 19 May 2003 the Group was engaged in a number of legal proceedings relating to class shareholder actions, patent and other claims under contracts and in respect of a dispute in relation to the purchase of a shareholding.

Guarantees

At 31 March 2003, the Group had provided third parties with guarantees, performance bonds and indemnities, the exercise of which was considered to be remote.

b   Capital expenditure

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Commitments contracted at year end	—	4	—	—

c   Operating leases

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Charges in the year
Land and buildings	4	21	—	—
Other items	1	14	—	—

	5	35	—	—

Amounts payable under operating leases which fall due in the next financial year
Land and buildings, leases expiring
Within one year	—	4	—	—
Between two and five years	—	23	—	—
After five years	—	9	—	—
Other items, leases expiring
Within one year	—	3	—	—
Between two and five years	—	9	—	—

	—	48	—	—

d   Fees paid to auditors

	Group		Company
	2004	2003	2004	2003
	£ million	£ million	£ million	£ million
Audit services	—	1	—	—
Audit-related services	—	13	—	—
Tax services and other compliance work	—	2	—	—
Business support and other services	—	1	—	—

	—	17	—	—

All business support and other services were awarded after a competitive tendering process had been undertaken.

Of the amounts shown above, £nil (31 March 2003: £13.3 million) was charged to administrative expenditure and £nil (31 March 2003: £4.1 million) against our disposal programme as a non-operating exceptional item. £nil (31 March 2003: £7.9 million) of the amounts charged to administrative expenditure have been classified as exceptional items associated with the restructuring of the Group’s activities of which £nil (31 March 2003: £7.9 million) related to the costs of the financial restructuring.

Notice of meeting

NOTICE IS HEREBY GIVEN that the ANNUAL GENERAL MEETING of M (2003) plc will be held at The New Connaught Rooms, 61-65 Great Queen Street, London WC2B 5DA on Wednesday, 29 September 2004 at 11.00am for the following purposes:

Ordinary business

1.	to receive the accounts and the reports of the directors and the auditors thereon, for the year ended 31 March 2004. (Resolution 1)

2.	to reappoint Mr R A Robinson as a director of the Company. (Resolution 2)

3.	to reappoint Deloitte & Touche LLP as auditors of the Company. (Resolution 3)

4.	to authorise the directors to determine the auditors’ remuneration. (Resolution 4)

By Order of the Board
M (2003) plc

K D Smith
Company Secretary
8 Salisbury Square
London EC4Y 8BB

30 July 2004

Notes:

1.	A Member entitled to attend and vote at the Meeting is entitled to appoint one or more proxies to attend and, on a poll, to vote instead of him. A proxy need not be a Member. The enclosed form of proxy should be lodged with the Registrar not less than 48 hours before the time of the meeting. The lodging of a proxy form will not preclude a member from attending the Meeting.

2.	For the purposes of regulation 41 of the Uncertificated Securities Regulations 2001, the Members entitled to attend and vote at the Annual General Meeting shall be those entered in the Company’s Register of Members at 11.00am on 27 September 2004. Any subsequent changes to the Register shall be disregarded in determining the rights of any person to attend and vote at the Meeting in person.